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                                                               Exhibit (p)(1)(v)

                            ALLIANZ OF AMERICA, INC.
                                 CODE OF ETHICS
                           EFFECTIVE JANUARY 15, 2001

The Allianz of America, Inc. Code of Ethics1 ("Code") is based on the principle that all Allianz of America, Inc. (AZOA) employees owe a fiduciary duty to AZOA's Clients. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Clients. If you are covered by another code in the Allianz group of companies, this Code shall not apply to you.

In light of our fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

1. YOU MUST AT ALL TIMES PLACE THE INTERESTS OF AZOA'S CLIENTS BEFORE YOUR OWN INTERESTS. You may not cause a Client to take action, or not to take action, for your personal benefit rather than the benefit of the Client. For example, you would violate this Code if you caused a Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are an employee who makes, participates in, has access to, or obtains information regarding the purchase or sale of Securities by any Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales recommendations, you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for a Client without first considering the Security as an investment for the Client.
2. YOU MUST CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS CONSISTENT WITH THIS CODE AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY.
3. YOU SHOULD ADHERE TO THE FUNDAMENTAL STANDARD THAT INVESTMENT ADVISORY PERSONNEL SHOULD NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS TO THEIR PERSONAL BENEFIT. The receipt of investment opportunities, gifts or gratuities from persons seeking business with AZOA directly or on behalf of a Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code.

The effectiveness of AZOA's policies regarding ethics depends on the judgement and integrity of its employees as well as the firm's written rules and procedures. If you are uncertain as to whether an actual or potential conflict exists in any particular situation between your interests and those of AZOA's Clients, please consult AZOA's Compliance Officer immediately.

--------
1 Section 17j of the Investment Company Act of 1940 and Section 204A of the Investment Advisers Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.


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
TABLE OF CONTENTS
-----------------
PERSONAL SECURITIES TRANSACTIONS..................................................................................3
     PERSONAL TRADING IN GENERAL..................................................................................3
     DEFINITIONS:.................................................................................................3
              ACCESS PERSONS......................................................................................3
              CLIENT..............................................................................................3
              SECURITIES..........................................................................................3
              BENEFICIAL OWNERSHIP................................................................................3
              EXEMPT SECURITIES...................................................................................4
              EXEMPT TRANSACTIONS.................................................................................4
     PROCEDURES FOR TRADING SECURITIES............................................................................5
              BLACKOUT PERIOD.....................................................................................6
              SHORT-TERM TRADING..................................................................................6
              INITIAL PUBLIC OFFERINGS............................................................................6
              PRIVATE PLACEMENTS..................................................................................6
              ALLIANZ AG RESTRICTED LIST..........................................................................6
REPORTING.........................................................................................................7
     A. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS................................................................7
     B. DUPLICATE CONFIRMATIONS...................................................................................7
     C. DISCLOSURE OF PERSONAL SECURITIES TRANSACTIONS............................................................7
FIDUCIARY DUTIES..................................................................................................7
     GIFT POLICY..................................................................................................7
     OUTSIDE ACTIVITIES POLICY....................................................................................8
ALLIANZ GROUP.....................................................................................................8
     POLITICAL AND CHARITABLE CONTRIBUTIONS.......................................................................8
     PROTECTION OF COMPANY PROPERTY...............................................................................8
     CONFIDENTIAL INFORMATION.....................................................................................8
     BEHAVIOR TOWARDS OTHER COLLEAGUES............................................................................8
     COMMUNICATIONS POLICY........................................................................................8
     REPORTING INFRINGEMENTS OF THE CODE..........................................................................9
COMPLIANCE........................................................................................................9
     ACKNOWLEDGEMENT OF RECEIPT...................................................................................9
     ANNUAL CERTIFICATE OF COMPLIANCE.............................................................................9
     VIOLATIONS OF THE CODE.......................................................................................9
REGULAR REPORTING TO FUND TRUSTEES................................................................................9
AMENDMENTS TO THE CODE............................................................................................9

THE FOLLOWING APPENDICES ARE ATTACHED AND ARE PART OF THIS CODE:
I.       INSIDER TRADING POLICY AND PROCEDURES...................................................................10
II.      FORM FOR EMPLOYEE TRADE PRECLEARANCE....................................................................15
III.     FORM FOR INITIAL PERSONAL SECURITIES HOLDINGS REPORT....................................................16
IV.      FORM FOR ANNUAL PERSONAL SECURITIES HOLDINGS REPORT.....................................................17
V.       FORM FOR ACKNOWLEDGEMENT OF RECEIPT OF THIS CODE........................................................18
VI.      FORM FOR ANNUAL CERTIFICATION OF COMPLIANCE WITH THIS CODE..............................................19
VII.     FORM FOR PERSONAL SECURITIES TRANSACTIONS REPORT........................................................20

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PERSONAL SECURITIES TRANSACTIONS
--------------------------------
PERSONAL TRADING IN GENERAL:
You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of any Security (other than an Exempt Security), of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Procedures for Trading Securities.

Unless otherwise noted, AZOA's restrictions on personal investment transactions apply to all Access Persons (see definition below). Each AZOA employee should consider himself or herself an Access Person unless instructed otherwise.

All employee personal securities transactions information obtained by AZOA under this Code of Ethics will be kept in strict confidence, except that such information will be made available, when specifically requested, to the United States Securities and Exchange Commission (SEC) and any other regulatory or oversight organization which has jurisdiction over the operation of AZOA.

DEFINITIONS
ACCESS PERSONS
     An "Access Person" is (1) a director or officer of AZOA, (2) each employee of AZOA who in connection with his or her regular functions or duties, makes, participates in, has access to, or obtains information regarding the purchase or sale of securities by any portfolio of which AZOA is the investment adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

CLIENT
     A "Client," for the purposes of this Code, refers to any portfolio of which AZOA is the investment adviser.

SECURITIES
     The following are "Securities":
     Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

     The following are not "Securities": Currency futures, commodities and futures and options traded on a commodities exchange are not "Securities." However, futures and options on any group or index of Securities are Securities.

BENEFICIAL OWNERSHIP
     The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

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     You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities. You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. Generally, the following are examples where you would be considered as having beneficial ownership of the securities:
          1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. ("Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.)
          2. Your interest as a general partner in Securities held by a general or limited partnership.
          3. Your interest as a manager-member in the Securities held by a limited liability company.
          4.   Securities held by anyone else if you:
               - Obtain benefits substantially similar to ownership of the securities;
               - Can obtain ownership of the securities immediately or at some future time; or
               -    Can vote or dispose of the securities.

              Note that AZOA employees are prohibited from personally managing any Third Party Accounts other than for members of the employee's immediate family without prior written approval from the Compliance Committee.

     You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

     The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:
          1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.
          2.   Your ownership of a vested beneficial interest in a trust.
          3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

EXEMPT SECURITIES
The following are Exempt Securities:
          1.   Direct obligations of the Government of the United States.
          2.   Bankers' acceptances.
          3.   Bank certificates of deposit.
          4. Commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.
          5. Purchases or sales of exchange-traded options on broadly-based indices and units, and/or exchange traded trusts or funds representing a group, index or a basket of securities (e.g., Standard & Poor's Depositary Receipts (ticker SPY), DIAMONDS (ticker DIA), and NASDAQ-100 Shares (ticker QQQ)).
          6. Shares of registered open-end investment companies (i.e., open-end mutual funds).

EXEMPT TRANSACTIONS
The following are Exempt Transactions:

          1. Any transactions in Securities in an account over which you do not have any direct or indirect interest, influence, or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but convincing evidence may rebut this presumption.

          2. Purchases of Securities under automatic dividend reinvestment plans.


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Allianz of America, Inc.

     3. Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.
     4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.
     5. Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are exercisable to purchase, convertible into or exchangeable for publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.
     6. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.
     7. Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions are unlikely to violate Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.
     8. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis, when no abuse is involved, the Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting. In these instances, the Compliance Officer will document the reason for the exemption.

PROCEDURES FOR TRADING SECURITIES
You must obtain written preclearance from AZOA's Compliance Officer for any non-exempt personal securities transaction if you have, or as a result of the transaction acquire, any direct or indirect beneficial ownership in the security.

If a Securities transaction requires preclearance:
     1. The Securities may not be purchased or sold if, at the time of preclearance, there is a pending buy or sell order on behalf of a Client in the same Security or an equivalent Security or if you knew or should have known that a Client would be trading in that security or an equivalent Security on the same day. An equivalent Security of a given Security is (i) a Security issuable upon exercise, conversion or exchange of the given Security, (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or
          (iii) a Security otherwise representing an interest in or based on the value of the given Security.
     2. The Securities may be purchased or sold only if you have asked the Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. If the transaction is not completed within this time requirement, a new preclearance must be obtained as detailed above. The form for requesting preclearance is attached to this Code as Appendix II (note: you may email your request to the Compliance Officer by copying the entire form into an email and completing the form).

Since the market impact of employee trades of certain equity securities could be construed as negligible, certain employee trades will generally be granted preclearance. Preclearance may be granted if, in comparing the net value of AZOA's trading in the Security to the total market volume of trading in the
Security: (i) the net volume of AZOA's trading in the Security amounts to less than 1% of the total market volume of trading in the Security for the past five days; (ii) the net volume of AZOA's trading in the

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Allianz of America, Inc.

Security amounts to less than 1% of the total volume of trading in the Security for the previous day; and (iii) AZOA has not transacted in the Security on the day of preclearance and has no pending orders in the Security at the time of preclearance.

BLACKOUT PERIOD
     If you are an Equity Portfolio Manager (or a person identified by the Chief Investment Officer (CIO) as having access to the same information), equity Securities may not be purchased or sold during the period which begins four days before and ends four days after the day on which a Client trades in the same Security or an equivalent Security; except that you may, if you preclear the transaction, (i) trade "same way" to a Client after its trading is completed, or (ii) trade "opposite way" to a Client before its trading is commenced.

     If you are an Equity Portfolio Manager (or a person identified by the CIO as having access to the same information), and you preclear an equity Securities transaction and trade same way to a Client before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Client would be trading in that Security or an equivalent Security within four days after your trade.

     If you are a Fixed Income Portfolio Manager (or a person identified by the Chief Investment Officer (CIO) as having access to the same information), fixed income Securities may not be purchased or sold during the period which begins four days before and ends four days after the day on which a Client trades in the same Security or an equivalent Security; except that you may, if you preclear the transaction, (i) trade "same way" to a Client after its trading is completed, or (ii) trade "opposite way" to a Client before its trading is commenced.

     If you are a Fixed Income Portfolio Manager (or a person identified by the CIO as having access to the same information), and you preclear a fixed income Securities transaction and trade same way to a Client before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Client would be trading in that Security or an equivalent Security within four days after your trade.

SHORT-TERM TRADING
     You will not be granted permission to profit from the purchase and sale, or sale and purchase of the same (or equivalent) securities within 60 calendar days. You should note that this prohibition could limit the attractiveness of options trading and short sales of securities and could make legitimate hedging activities less available. In compelling circumstances (e.g., hardship), exceptions to the holding period requirement may be made with prior written authorization by the Compliance Committee.

INITIAL PUBLIC OFFERINGS
     You are not permitted to acquire any non-exempt security in an initial public offering (IPO).

PRIVATE PLACEMENTS
     You will not be granted permission to invest in a private placement unless you obtain prior written approval from the Compliance Committee. Access Persons who obtain approval must disclose their investment if they participate in any subsequent decision of AZOA to invest in the same issuer.

ALLIANZ AG RESTRICTED LIST
     Access Persons are not permitted to trade a security listed on the Allianz AG Restricted List.

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REPORTING
---------
A.   DISCLOSURE OF PERSONAL SECURITIES HOLDINGS
     INITIAL: Upon becoming an employee of AZOA or acquiring Access Person status, whichever is sooner, you must complete an Initial Personal Securities Holdings Report (attached as Appendix III) and review and sign an acknowledgement of the Code of Ethics (a form for this purpose is attached as Appendix V) and provide both to the Compliance Officer no later than 10 calendar days after becoming an employee of AZOA or acquiring Access Person status.

     ANNUALLY: On an annual basis, the Compliance Officer will provide you with a list of all accounts that you previously identified to AZOA as a personal securities account that held a non-exempt security during that calendar year. Within 10 calendar days of the end of that year, you must make any necessary changes, additions or deletions to that list and return it to the Compliance Officer. To the extent that your duplicate broker statements and confirmations do not capture all non-exempt personal securities transactions, you must file an Annual Personal Securities Holdings Report (attached as Appendix IV) with the Compliance Officer no later than 10 calendar days after calendar year-end (i.e., on or before January 10).

     This annual report should list all securities, other than the exempt securities listed above, in which you had a beneficial interest as of December 31 of the preceding year.

B.   DUPLICATE CONFIRMATIONS
     You must direct your broker(s) to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of, and account statements concerning, all non-exempt personal securities transactions. You must report to the Compliance Officer, within 10 days of the occurrence, the opening of a new or previously unreported brokerage account. For the purposes of this Code, "broker" means any broker, dealer, bank or other institution that maintains an account to hold or transact securities in which the you maintain a beneficial ownership interest.

C.   DISCLOSURE OF PERSONAL SECURITIES TRANSACTIONS
     Any non-exempt securities transacted or obtained without the use of a broker must be reported, within 10 days of the occurrence, to the Compliance Officer. To the extent that your duplicate broker statements and confirmations do not capture all non-exempt personal securities transactions in which you have a beneficial interest and which were transacted during the quarter, you must file a Personal Securities Transaction Report (attached as Appendix VII) with the Compliance Officer no later than 10 calendar days after the end of each quarter (i.e., on or before the 10th day of April, July and October).

FIDUCIARY DUTIES
----------------
GIFT POLICY
     You may not accept gifts of more than de minimis value from present or prospective clients, providers of goods or services or from any other person of entity that does business, or desires to do business, with AZOA. If you have any question as to the appropriate definition of "de minimis value" as it applies to an offered gift, you should consult AZOA's Compliance Officer immediately.

     The term "gift" includes, but is not limited to, substantial favors, money, credit, special discounts on goods or services, free services, loans of goods or money, excessive entertainment events, trips, hotel expenses, food or beverages, or anything else of value. Gifts to an employee's immediate family are included in this policy. Under no circumstances should cash gifts by accepted by any AZOA employee. You may attend business meals, business related conferences, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

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     If you believe the rejection or return of a gift would damage friendly relations between a third party and AZOA, you should discuss the gift with the Compliance Officer, who may require that the gift be donated to charity.

OUTSIDE ACTIVITIES POLICY
     You may not serve as a director, officer or partner of a publicly held company unless you have received prior written authorization from the Compliance Committee. Additionally, joining a public or private company board that would involve payments or board fees will require prior approval from the CEO. No person serving as a director, officer or partner shall have access to any information obtained or investment decisions made by AZOA relating to the company on which the person serves. You do not need to obtain prior written approval from the Compliance Committee to serve as director of Community, Professional, Educational or Charitable associations.

     You may not receive compensation, remuneration or other benefits from anyone other than AZOA or its affiliates for providing investment advice, counseling or other related activities. AZOA can prohibit additional employment if it is determined that such employment would interfere with the interests of the firm.

ALLIANZ GROUP
-------------
POLITICAL AND CHARITABLE CONTRIBUTIONS
     Political and charitable contributions from AZOA assets must comply with local law and require prior approval from senior management.

PROTECTION OF COMPANY PROPERTY
     Business documents, work tools and other valuable material and intellectual property of AZOA may neither be used for personal purposes nor provided to third parties to the extent that this would negatively affect the interests of AZOA.

CONFIDENTIAL INFORMATION
     Confidential information and records of AZOA must be kept confidential in a suitable manner and not shared with third parties or non-involved colleagues. If third parties consistently or purposefully try to obtain confidential information from employees, the involved employees must notify AZOA's Compliance Officer immediately. Data secrecy must be protected. Employees are prohibited from forwarding, processing or using personal data of others without authorization.

BEHAVIOR TOWARDS OTHER COLLEAGUES
     Employees of the Allianz Group companies must not discriminate against any other employee, especially with regard to origin, religion, sex or handicap.

COMMUNICATIONS POLICY
     Accounting reports as well as internal and external reporting of AZOA's business must be true and fair. The dissemination of information to the public concerning AZOA is to be handled by authorized persons only.

     AZOA's Compliance Officer is designated as the primary spokesperson for all contacts with the various regulatory bodies that monitor the activities of AZOA. All inquiries, correspondence, and other communications. should be cleared through the Compliance Officer in advance of any contact. Direct initiation of contact with any regulatory body by an AZOA employee without the prior approval of the Compliance Officer will be a violation of our Code of Conduct. This, however, does not prohibit the direct contact of regulatory bodies by an employee to report an act of fraud or a violation of the law.

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REPORTING INFRINGEMENTS OF THE CODE
     Infringements of the Code of Ethics must be reported to either the employee's supervisor or to the Compliance Officer.

COMPLIANCE
----------
ACKNOWLEDGEMENT OF RECEIPT
     You are required to acknowledge receipt of a copy of this Code (a form for this purpose is attached as Appendix V).

ANNUAL CERTIFICATE OF COMPLIANCE
     You are required to certify, upon becoming an AZOA employee or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code (a form for this purpose is attached as Appendix VI).

VIOLATIONS OF THE CODE
     Any AZOA employee who does not observe the policies established by this Code may be subject to serious disciplinary action, including termination of employment. Violations of AZOA's Procedures for Trading Securities may require reversal of the transaction and any resulting profits may be subject to disgorgement. Factors which may be considered when determining the appropriate penalty include, but are not limited to, the harm to the interests of Client portfolios, the frequency of occurrence, and the degree to which there is personal benefit from unique knowledge obtained through employment at AZOA. Employees may be required to review the Code of Ethics, receive a formal warning and face suspension of trading activities. Subsequent incidents or patterns of violations may be subject to further disciplinary actions up to and including termination of employment.

REGULAR REPORTING TO FUND DIRECTORS
-----------------------------------
AZOA will report to the Board of Trustees of each Fund for which AZOA is an Investment Adviser with respect to any significant remedial action taken in response to a violation of this Code. A significant remedial action means any action that has a significant financial effect on the violator, such as disgorgement or profits, suspension of trading, or termination. Additionally, AZOA will certify that the firm has adopted reasonable procedures necessary to prevent its access persons from violating the Code.

AMENDMENTS TO THE CODE
----------------------
The Code may be amended from time to time and any material amendments or changes shall be subject to approval by the Board of Trustees of each Fund for which AZOA is an Investment Adviser within 6 months of such determination. For example, the determination to exempt classes of transactions shall be deemed to be an amendment which shall be subject to approval by the Board of Trustees of each Fund for which AZOA is an Investment Adviser within 6 months of such determination.

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APPENDIX 1: INSIDER TRADING POLICY
----------------------------------
AZOA's policy prohibits its employees from acting upon or otherwise misusing non-public or inside information. It is illegal for a person who is in possession of material non-public information about any public company (commonly known as "inside information") to trade in the company's securities. It is also illegal for that person to recommend a trade in the company's securities or tell someone else the inside information who in turn may then trade in the company's securities (commonly known as "tipping"). Trading or tipping based on inside information may be subject to serious penalties, including substantial fines and imprisonment.

The definition of material information is subjective. Generally it is information that would affect an investor's decision to buy, sell, or hold securities. Examples are: (i) a pending acquisition or divestiture, (ii) financial results that are better or worse than recent trends would lead someone to expect, (iii) an increase or decrease in dividends or (iv) a stock split. Non-public information is information that has not been effectively communicated to the marketplace.

Everyone must remember that inside information can be obtained from AZOA's activities. For instance, knowledge that AZOA is about to make a substantial investment in or enter into material transactions with another company is inside information about that company. Inside information about other companies, such as brokerage firms, can also be obtained in the course of AZOA's business dealings with these companies.

INSIDER TRADING POLICY AND PROCEDURES
-------------------------------------
SECTION I.  POLICY STATEMENT ON INSIDER TRADING
A. POLICY STATEMENT ON INSIDER TRADING
AZOA's policy prohibits its employees from acting upon or otherwise misusing material non-public or inside information. This conduct is frequently referred to as "insider trading." The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities or to communications of material non-public information to others in breach of a fiduciary duty.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:
     a) trading by an insider, while in possession of material non-public information, or
     b) trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or
     c) communicating material non-public information to others in breach of a fiduciary duty.

This policy applies to AZOA employees within and outside their duties at the Company.

1. WHAT IS MATERIAL INFORMATION?
Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:
     -    dividend or earnings expectations;
     -    write-downs or write-offs of assets;
     -    additions to reserves for bad debts or contingent liabilities;
     -    expansion or curtailment of company or major division operations;
     - proposals or agreements involving a joint venture, merger, acquisition,
     -    divestiture, or leveraged buy-out;
     -    new products or services;


Effective January 15, 2001                                          Page 9 of 20

Allianz of America, Inc.

     -    exploratory, discovery or research developments;
     -    criminal indictments, civil litigation or government investigations;
     -    disputes with major suppliers or customers or significant changes in
     -    the relationships with such parties;
     -    labor disputes including strikes or lockouts;
     -    substantial changes in accounting methods;
     -    major litigation developments;
     -    major personnel changes;
     -    debt service or liquidity problems;
     -    bankruptcy or insolvency;
     -    extraordinary management developments;
     -    public offerings or private sales of debt or equity securities;
     -    calls, redemptions or purchases of a company's own stock;
     -    issuer tender offers; or
     -    recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

2. WHAT IS NON-PUBLIC INFORMATION?
In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts


Effective January 15, 2001                                         Page 11 of 20

Allianz of America, Inc.

retains its status as "non-public" information that must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information Provided in Confidence. Occasionally, employees of AZOA may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at AZOA may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by the AZOA, entrusts material, non-public information to the portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", AZOA has a fiduciary responsibility not to breach the trust of the party that has communicated the "material non-public" information by misusing that information. This fiduciary duty arises because AZOA has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the AZOA ultimately participates in the transaction.

Information Disclosed in Breach of a Duty. Analysts and portfolio managers must be especially wary of "material non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

3. IDENTIFYING MATERIAL INFORMATION
Before trading for yourself or for accounts managed by AZOA in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

     i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?
     ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you, AZOA, and its personnel could be subject, any employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

     i.   Report the matter immediately to the Compliance Officer;
     ii. Do not purchase or sell the securities on behalf of yourself or accounts managed by AZOA; and
     iii. Do not communicate the information inside or outside the Company, other than to the Compliance Officer.


Effective January 15, 2001                                         Page 12 of 20

Allianz of America, Inc.

After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

4. PENALTIES FOR INSIDER TRADING
Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     -    civil injunctions
     -    treble damages
     -    disgorgement of profits
     -    jail sentences
     -    fines for the person who committed the violation of up to three times
     -    the profit gained or loss avoided, whether or not the person actually
     -    benefited, and
     - fines for the employer or other controlling person of up to the greater of
     - $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by AZOA, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING
A. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING
The following procedures have been established to aid AZOA employees in avoiding insider trading, and to aid AZOA in preventing, detecting and imposing sanctions against insider trading. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

Trading Restrictions and Reporting Requirements

     1. No employee who possesses material non-public information relating to AZOA or its affiliates, may buy or sell any securities of AZOA or its affiliates or engage in any other action to take advantage of, or pass on to others, such material non-public information.
     2. No employee who obtains material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.
     3. No employee shall engage in a securities transaction with respect to the securities of Allianz AZ, except in accordance with the specific procedures published from time to time by AZOA.
     4. No employee shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in AZOA's Code of Ethics.
     5. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, employees should not discuss any potentially material non-public information concerning AZOA other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B.   CHINESE WALL PROCEDURES
The Insider Trading and Securities Fraud Enforcement Act in the US requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information(2). Accordingly, you should not discuss material non-public information about AZOA or other companies with

------------
(2) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide that defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure.

C. RESOLVING ISSUES CONCERNING INSIDER TRADING
The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

Effective January 15, 2001                                         Page 14 of 20

                                                                     APPENDIX II

                        EMPLOYEE TRADE PRECLEARANCE FORM
                  PLEASE USE A SEPARATE FORM FOR EACH SECURITY

Name of Employee:          _________________________

Broker:                    _________________________

Account Number:            _________________________

Buy or Sell:               _________________________

Quantity:                  _________________________

Ticker:                    _________________________

Issue (Full Security Description): ___________________________________________

Is the Security an IPO (yes or no)?                             ____
         Note: you are not permitted to acquire any non-exempt security in an initial public offering (IPO).
Is the Security a Private Placement (yes or no)?                ____

Have you traded Security in prior 60 days (yes or no)?          ____

Special Instructions (if any): _______________________________________________

APPROVALS ARE VALID UNTIL THE CLOSE OF BUSINESS ON THE DAY APPROVAL HAS BEEN GRANTED. ACCORDINGLY, GTC (GOOD TILL CANCELED) ORDERS ARE PROHIBITED. IF A TRADE IS NOT EXECUTED BY THE CLOSE OF BUSINESS RESUBMITTING A NEW PRECLEARANCE FORM IS REQUIRED. IT IS EACH EMPLOYEE'S RESPONSIBILITY TO COMPLY WITH ALL PROVISIONS OF THE CODE. OBTAINING PRECLEARANCE SATISFIES THE PRECLEARANCE REQUIREMENTS OF THE CODE AND DOES NOT IMPLY COMPLIANCE WITH THE CODE'S OTHER PROVISIONS.

BY SIGNING BELOW (OR BY EMAILING THIS REQUEST TO THE COMPLIANCE OFFICER) THE EMPLOYEE CERTIFIES THE FOLLOWING: THE EMPLOYEE AGREES THAT THE ABOVE ORDER IS IN COMPLIANCE WITH THE CODE OF ETHICS AND IS NOT BASED ON KNOWLEDGE OF AN ACTUAL CLIENT ORDER WITHIN THE PREVIOUS FOUR CALENDAR DAYS IN THE SECURITY THAT IS BEING PURCHASED OR SOLD, OR KNOWLEDGE THAT THE SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE IN ONE OR MORE SPECIFIC CLIENT ACCOUNTS, OR KNOWLEDGE OF A CHANGE OR PENDENCY OF A CHANGE OF AN INVESTMENT MANAGEMENT RECOMMENDATION. THE EMPLOYEE ALSO ACKNOWLEDGES THAT HE/SHE IS NOT IN POSSESSION OF MATERIAL, INSIDE INFORMATION PERTAINING TO THE SECURITY OR ISSUER OF THE SECURITY.

EMPLOYEE SIGNATURE:        ____________________________

DATE:                      ____________________________

Approvals

-----------------------------------------------------------------------------------------------------------------------
This area reserved for Compliance Use only
-----------------------------------------------------------------------------------------------------------------------
Trade Has Been                                  Date Approved                Approved By

|_| Approved      |_| Not Approved
-----------------------------------------------------------------------------------------------------------------------

Effective January 15, 2001                                         Page 15 of 20

                                                                    APPENDIX III

                            ALLIANZ OF AMERICA, INC.
                   INITIAL PERSONAL SECURITIES HOLDINGS REPORT

In accordance with the Code of Ethics, below is a list of all Securities (other than Exempt Securities) in which I have Beneficial Ownership, and all accounts in which these securities are held. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

Name of employee:                            ____________________________

Broker(s) at which Account(s) is (are) Maintained:

NAME ON ACCOUNT                         BROKER                                    ACCOUNT #

-------------------                     -------------------------                 ----------------------

-------------------                     -------------------------                 ----------------------

-------------------                     -------------------------                 ----------------------

-------------------                     -------------------------                 ----------------------

-------------------                     -------------------------                 ----------------------

For each account, attached is the most recent account statement listing Securities in that account. By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Officer for every Account that trades in Securities other than Exempt Securities (as defined in the Code). Listed below are all Securities that are not reflected in an Account statement.

-------------------------------------- ------------------------     ---------------------------------- --------------------------
Security Name/Description              Quantity*                    Security Name/Description          Quantity*
-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------
*# shares for equity securities, principal amount for debt securities
(ATTACH SEPARATE SHEET IF NECESSARY)

I certify that this form and the attached statements (if any) constitute all Securities in which I have Beneficial Ownership as defined in the Code.

------------------------------         -----------------
Signature                              Date

------------------------------
Print Name

Effective January 15, 2001                                         Page 16 of 20

                                                                     APPENDIX IV

                            ALLIANZ OF AMERICA, INC.
                   ANNUAL PERSONAL SECURITIES HOLDINGS REPORT

In accordance with the Code of Ethics, below is a list of all Securities (other than Exempt Securities) in which I have Beneficial Ownership, and all accounts in which these securities are held. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

Name of employee:             ____________________________

Broker(s) at which Account(s) is (are) Maintained:

NAME ON ACCOUNT                         BROKER                                    ACCOUNT #

-------------------                     -------------------------                 ----------------------

-------------------                     -------------------------                 ----------------------

-------------------                     -------------------------                 ----------------------

-------------------                     -------------------------                 ----------------------

-------------------                     -------------------------                 ----------------------

-------------------                     -------------------------                 ----------------------

By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Officer for every Account that trades in Securities other than Exempt Securities (as defined in the Code). Listed below are all Securities that are not reflected in an Account statement:

-------------------------------------- ------------------------     ---------------------------------- --------------------------
Security Name/Description              Quantity                     Security Name/Description          Quantity
-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------
(ATTACH SEPARATE SHEET IF NECESSARY)

I certify that this form identifies all Securities in which I have Beneficial Ownership as defined in the Code.

------------------------------          -----------------
Signature                               Date

------------------------------
Print Name

Effective January 15, 2001                                         Page 17 of 20

                                                                      APPENDIX V

                            ALLIANZ OF AMERICA, INC.

                          ACKNOWLEDGEMENT CERTIFICATION
                                       FOR

                                 CODE OF ETHICS
                                       AND
                      INSIDER TRADING POLICY AND PROCEDURES

I hereby certify that I have received, read and understand the attached Allianz of America Inc. Code of Ethics and Insider Trading Policy and Procedures and that I acknowledge that I am subject to it. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred(3). I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

Date: __________________________   ______________________________
                                   Signature

                                   ------------------------------
                                   Print Name

-----------------
(3) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide that defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

Effective January 15, 2001                                         Page 18 of 20

                                                                     APPENDIX VI

                            ALLIANZ OF AMERICA, INC.

                              ANNUAL CERTIFICATION
                                       FOR
                                 CODE OF ETHICS

I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, ____. Pursuant to the Code, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

Date: __________________________    _______________________________________
                                    Signature

                                    ---------------------------------------
                                    Print Name

Effective January 15, 2001                                         Page 19 of 20

                                                                    APPENDIX VII

PERSONAL SECURITIES TRANSACTION REPORT
For the Quarter Ended ___/___/2000

                    ALLIANZ OF AMERICA, INC. - ACCESS PERSONS

Name                                            Signature                                                     Date
     ---------------------------------------              --------------------------------------------------       -----------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------
  TRADE     BOUGHT/                   SECURITY                                                                          PRICE
  DATE       SOLD                 NAME/DESCRIPTION                   QUANTITY*           BROKER & ACCOUNT #            BUY/SELL
---------   -------  -------------------------------------------   --------------  -------------------------------   -------------


---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------

---------   -------  -------------------------------------------   --------------  -------------------------------   -------------
*# shares for equity securities, principal amount for debt securities

     - You must preclear all trades with AZOA's Compliance Officer BEFORE execution.

     -    This form should be received by AZOA's Compliance Officer NO LATER
          THAN 10